Filed Pursuant to Rule 424(b)(5)
Registration No. 333-212790

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 21, 2016)

2,250,000 Shares of Common Stock

We are offering 2,250,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock trades on the New York Stock Exchange under the symbol “RLH.” As of December 14, 2016, the last reported sale price of our common stock on the New York Stock Exchange was $9.10 per share.

Investing in our securities involves risks. Before deciding whether to invest in our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S–7 of this prospectus supplement, on page 3 of the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference.

	Per Share	Total
Public offering price	$8.00	$18,000,000.00
Underwriting discounts and commissions(1)	$0.48	$1,080,000.00
Proceeds, before expenses, to us	$7.52	$16,920,000.00

(1)	In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriters in connection with this offering. See “Underwriting” for additional information regarding underwriting compensation.

Delivery of the shares of common stock is expected to be made on or about December 20, 2016. We have granted the underwriters a 30-day option to purchase up to an additional 249,999 shares of common stock from us on the same terms and conditions set forth above to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Craig-Hallum Capital Group	B. Riley & Co.

The date of this prospectus supplement is December 15, 2016.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-212790) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $100,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. It is important for you to read and consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC, and any other offering material we or the underwriters provide. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “RLHC” refer to Red Lion Hotels Corporation and, unless otherwise stated, all of its subsidiaries, including Red Lion Hotels Holdings, Inc., Red Lion Hotels Franchising, Inc., Red Lion Hotels Management, Inc. and Red Lion Hotels Limited Partnership, all of which are wholly owned, and RL Venture LLC, in which we currently hold a 55% member interest, RLS Balt Venture LLC, in which we currently hold a 73% member interest, RLS Atla Venture LLC, in which we currently hold a 55% member interest, and RLS DC Venture LLC, in which we currently hold a 55% member interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus filed by us with the SEC may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements may include statements about:

•	economic cycles;

•	changes in future demand and supply for hotel rooms;

•	competitive conditions in the lodging industry;

•	relationships with franchisees and property owners;

•	relationships with joint venture partners;

•	impact of government regulations;

•	ability to obtain financing;

•	changes in energy, healthcare, insurance and other operating expenses;

•	ability to locate lessees for rental property;

•	dependency upon the ability and experience of our executive officers and our ability to retain or replace them;

•	our cash needs; and

•	our financial performance.

Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in, or under the documents identified in, “Risk Factors” in this prospectus supplement, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following information is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, as well as our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

Our Company

Business Overview

We are an international hospitality company engaged in the franchising, management and ownership of upscale, midscale and economy hotels primarily under the Hotel RL, Red Lion Hotels, Red Lion Inn & Suites, GuestHouse, Settle Inn, Vantage Hotels, Americas Best Value Inn, and Canadas Best Value Inn brands. Established in 1959, we own, manage or franchise over 1,100 hotels system wide and also own and operate an entertainment and event ticket distribution business under the brand name TicketsWest. We are one of the largest hotel franchisors in the United States.

Company Strategy

Our strategy is to grow our brands and profitability by expanding our hotel network with additional franchised hotels, managing the operations of hotels partially owned by us through joint venture or minority equity participation, operating hotels for hotel owners who have contracted with us to perform management services, and increasing Revenue Per Available Room (“RevPAR”) by offering superior hotel management technology to hotel operators.

We believe growth in the number of hotels under the Red Lion brands via franchising and management represents a profitable, non-capital intensive growth opportunity. Our strategy is to identify larger urban metropolitan statistical areas that are saturated by larger brands in order to become the conversion brand of choice for owners of established hotels looking for alternatives in those markets. By segmenting our brands with clear distinctions between each offering, we are uniquely positioned to provide an appealing alternative for a variety of owners. We believe our strong brand name recognition in the Western U.S. markets provides us with an opportunity to expand our hotel network within our existing footprint. In addition, with our recent acquisition of the Vantage Hospitality Group, Inc. (“Vantage”) brands, our presence in the Midwest, South and East Coast regions also provides us with the opportunity to expand our hotel network into markets across the U.S. and Canada, as our brands are a unique and new value proposition for current and potential hotel owners in markets saturated by competitor brands. To assist in our ability to grow our hotel network in larger metropolitan cities, we may consider selective acquisition opportunities, special incentives, management contracting services, minority equity, joint venture opportunities with hotel owners and investors or adding additional brand options. In addition to conversion from other brands, independently branded hotel operations may also benefit from the RLHC central services programs.

We believe that additional growth in our upscale and midscale brands within our hotel network in larger metropolitan cities may come from hotel acquisitions where we contribute partial equity or participate in equity ownership opportunities in joint ventures with hotel owners and investors. Further growth opportunities may come from the expansion of our brand offerings. With our newly launched hotel brand, Hotel RL, we have a hotel product that is intended to be flexible enough to allow adaptive reuse projects, conversions, or new builds while giving owners a more free-form approach to adapt the hotel to their unique markets and locations. The new flat fee structure is a true differentiator in this segment, which provides a predictable cost structure for our franchisees with the opportunity to leverage a greater proportion of their top-line growth to superior hotel performance.

In addition to growing the number of hotels under management, we aim to benefit from increased RevPAR by offering hotel owners and franchisees superior hotel management technology. One such technology is RevPak, a guest management system that allows hotel operators to increase their bookings by integrating customer relationship management software, sales force automation processes, translation services, a central guest reservation system, and digital and field marketing capabilities onto a single platform. Additionally, RevPak allows operators to measure results with reputation management, business intelligence, and web analytics capabilities. This value proposition to operators helps increase hotel patronage and has allowed us to generate strong historical RevPAR growth.

Growth Opportunities

With our recent acquisition of the majority of assets of Vantage, we have increased our hotel count to nearly 1,200 hotels with over 73,000 rooms from 124 hotels and approximately 15,000 rooms as of December 31, 2015. We are now one of the largest hotel franchisors in the United States. Our increased footprint has transformed RLHC from primarily a regional brand into an international brand. As a result of this acquisition, our growth will be driven by organic operational improvement of the Vantage brands as we fully integrate the acquisition on to the RLHC marketing and technology platform, including our proprietary guest management system, RevPak. In addition, our elevated presence and brand recognition is expected to contribute to our ability to further scale our franchise network. We now have more than 10 brands to sell across North America in three brand segments and a 12-person franchise development team, which we believe will enable us to accelerate the rate of new franchise agreement execution or unit growth from our historic level of 20 to 30 per year.

Corporate Information

Our company was incorporated in the state of Washington on April 25, 1978. Our principal executive offices are located at 201 W. North River Drive, Suite 100, Spokane, Washington 99201. Our telephone number is (509) 459-6100. Our website is located at www.redlion.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making the decision whether to purchase our common stock.

The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Red Lion Hotels Corporation.

Common stock offered by us	2,250,000 shares of common stock.

Option to purchase additional shares of common stock	We have granted the underwriters a 30-day option to purchase up to an additional 249,999 shares of common stock from us at the same price to the public, and with the same underwriting discount, to cover over-allotments, if any.

Common stock outstanding immediately after the offering(1)	23,184,281 shares of common stock (or 23,434,280 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $16.6 million, or approximately $18.5 million if the underwriters exercise their option to purchase additional shares of common stock in full, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, pursuing acquisitions and supporting our working capital needs, although no specific acquisitions are currently contemplated. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our common stock.

NYSE Symbol	RLH

(1)	The number of shares of common stock that will be outstanding immediately after this offering is based on 20,934,281 shares outstanding as of December 14, 2016, which excludes the following:

•	575,601 shares of common stock issuable upon the exercise of outstanding stock options and warrants;

•	1,083,318 shares of common stock issuable upon vesting of outstanding restricted stock units;

•	549,208 shares of common stock available for future stock award grants under our stock incentive plans;

•	78,772 shares of common stock available for issuance under our employee stock purchase plan; and

•	up to 690,000 shares of common stock potentially issuable as additional consideration for our acquisition on September 30, 2016 of certain assets of Vantage Hospitality Group, Inc. and its affiliates.

Unless otherwise indicated, this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any.

RISK FACTORS

Investing in our common stock involves risk. Before you invest in our common stock you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition and results of operations. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section above entitled “Cautionary Note Regarding Forward-Looking Statements” regarding forward-looking statements included or incorporated by reference herein. Although we believe that these risks are the most important for you to consider, you should read this section, including any risk factors incorporated in this prospectus supplement and the accompanying prospectus, in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operation included in our periodic reports and incorporated by reference herein.

Risks Related to Our Common Stock and this Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by shareholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. During the period from January 1, 2014 to December 14, 2016, the market price of our common stock has fluctuated from a high of $9.55 per share to a low of $5.26 per share. In addition to the risk factors discussed in our periodic reports, in this prospectus supplement and in the accompanying prospectus, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing shareholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general have experienced extreme volatility recently that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We retain broad discretion to use the net proceeds from this offering of our common stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our shareholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution of their investment. Based on the public offering price of $8.00 per share and our net tangible book value as of September 30, 2016, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.51 per share with respect to the net tangible book value of the common stock. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution purchasers will incur in this offering.

Our shareholders may experience further dilution if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock and the value of our assets, our shareholders may experience dilution in both the book value and fair value of their shares.

There may be future sales or other dilution of our equity which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering 2,250,000 shares of common stock, and up to an additional 249,999 shares of common stock if the underwriters exercise their over-allotment option in full. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity-linked securities, including options and warrants, or otherwise, in connection with capital raising transactions, as payment of the consideration for acquisitions or for employee compensation or other purposes will dilute the ownership interest of our common shareholders. As of December 14, 2016, we had 20,934,281 outstanding shares of common stock, which excludes the following: (i) 575,601 shares of common stock issuable upon the exercise of outstanding stock options and warrants; (ii) 1,083,318 shares of common stock issuable upon vesting of outstanding restricted stock units; (iii) 549,208 shares of common stock available for future stock award grants under our stock incentive plans; (iv) 78,772 shares of common stock available for issuance under our employee stock purchase plan; and (v) up to 690,000 shares of common stock potentially issuable as additional consideration for our acquisition on September 30, 2016 of certain assets of Vantage Hospitality Group, Inc. and its affiliates. Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

We are not currently paying dividends and will likely not pay dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $16.6 million, or approximately $18.5 million if the underwriters exercise in full their option to purchase additional shares of common stock to cover over-allotments, in each case, after deducting underwriting discounts and commissions and our estimated expenses related to the offering. We intend to use the net proceeds from the sale of our common stock for general corporate purposes, which may include, but are not limited to, pursuing acquisitions and supporting our working capital needs, although no specific acquisitions are currently contemplated. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DILUTION

Purchasers of shares of our common stock offered by this prospectus supplement and the accompanying prospectus will experience immediate dilution in the net tangible book value of their common stock from the public offering price of the shares of common stock. The net tangible book value of our common stock as of September 30, 2016 was approximately $110.6 million, or $5.29 per share. Net tangible book value is determined by dividing our total tangible assets (total assets less goodwill and intangible assets) less total liabilities divided by the number of shares of our common stock issued and outstanding as of September 30, 2016.

After giving effect to the sale of 2,250,000 shares of our common stock in this offering at the public offering price of $8.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses, our adjusted net tangible book value per share of common stock as of September 30, 2016 would have been approximately $127.3 million or $5.49 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.20 per share to existing shareholders and an immediate dilution of $2.51 per share to new investors purchasing the shares of our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

	Per Share
Public offering price per share of common stock		$8.00
Net tangible book value per share as of September 30, 2016	$5.29
Increase in net tangible book value per share attributable to this offering	$0.20
As adjusted net tangible book value per share after this offering		$5.49
Dilution per share to new investors in this offering		$2.51

If the underwriters exercise their option to purchase additional shares of common stock from us in full in this offering the as adjusted net tangible book value after the offering would be approximately $129.1 million or $5.51 per share, the increase in net tangible book value per share to existing shareholders would be $0.22 per share and the dilution per share to new investors would be $2.49 per share, in each case based on the public offering price.

The information set forth above is based on 20,919,014 shares issued and outstanding as of September 30, 2016, which excludes the following: (i) 592,391 shares of common stock issuable upon the exercise of outstanding stock options and warrants; (ii) 1,095,719 shares of common stock issuable upon vesting of outstanding restricted stock units; (iii) 553,685 shares of common stock available for future stock award grants under our stock incentive plans; (iv) 78,772 shares of common stock available for issuance under our employee stock purchase plan; and (v) up to 690,000 shares of common stock potentially issuable as additional consideration for our acquisition on September 30, 2016 of certain assets of Vantage Hospitality Group, Inc. and its affiliates.

COMMON STOCK PRICE RANGE

Our common stock is listed on the New York Stock Exchange under the symbol “RLH.” The following table sets forth for the periods indicated the intraday high and low sale prices for our common stock on the NYSE:

	High	Low
Fiscal Year Ended December 31, 2016
Fourth Quarter (through December 14, 2016)	$9.40	$7.95
Third Quarter	$8.46	$6.25
Second Quarter	$8.80	$6.23
First Quarter	$8.50	$5.45

Fiscal Year Ended December 31, 2015
Fourth Quarter	$9.55	$6.71
Third Quarter	$9.00	$7.54
Second Quarter	$7.75	$6.43
First Quarter	$7.14	$6.18

Fiscal Year Ended December 31, 2014
Fourth Quarter	$6.38	$5.26
Third Quarter	$5.89	$5.27
Second Quarter	$6.07	$5.46
First Quarter	$6.18	$5.50

The last reported sale price of our common stock on the NYSE on December 14, 2016 was $9.10 per share.

The comparisons may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in each. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” in this prospectus supplement.

As of December 14, 2016 there were 20,934,281 shares of our common stock outstanding and approximately 130 holders of record of our common stock.

DIVIDEND POLICY

We did not pay any cash dividends on our common stock during the last three fiscal years. The board of directors periodically reviews our dividend policy and our longer-term objectives of maximizing shareholder value. Any determination to pay cash dividends in the future will be at the discretion of our board.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC and B. Riley & Co., LLC are acting as the joint book-running managers of this offering and representatives of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite their names below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	1,125,000
B. Riley & Co., LLC	1,125,000

Total	2,250,000

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $8.00 per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $0.2880 per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about December 20, 2016, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 249,999 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay or reimburse up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to pay or reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discounts and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Underwriting discount to be paid by us	$0.48	$1,080,000.00	$1,199,999.52

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $300,000. This includes $150,000 of fees and expenses of the underwriters. These expenses are payable or reimbursable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and executive officers and certain of our stockholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock without the prior written consent of Craig-Hallum Capital Group LLC and B. Riley & Co., LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Craig-Hallum Capital Group LLC and B. Riley & Co., LLC.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in our common stock for their own account by selling more shares of common stock than we have sold to the underwriters. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the New York Stock Exchange. Passive market making consists of displaying bids on the New York Stock Exchange limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate internet distribution for this offering to certain of their internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “RLH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland. The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Riddell Williams P.S., Seattle, Washington. Certain legal matters in connection with this offering will be passed on for the underwriters by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference into this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-212790) under the Securities Act, with respect to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement and the accompanying prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We also maintain a website at http://www.redlion.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you in this prospectus supplement by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, from the date of this prospectus supplement and prior to the termination of the offering (except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016;

•	The portions of our definitive proxy statement on Schedule 14A for our 2016 Annual Meeting of Shareholders, filed with the SEC on April 20, 2016, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 10, 2016, August 3, 2016 and November 9, 2016, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on April 1, 2016, April 12, 2016, May 27, 2016, July 28, 2016, September 14, 2016, October 3, 2016, November 8, 2016, as amended, and December 15, 2016 (excluding any reports or portions thereof that were furnished under Item 2.02 or Item 7.01 and any exhibits included with such items); and

•	The description of our capital stock contained in the registration statement on Form S-1/A filed with the SEC on March 10, 1998 (File No. 001-13957), including any amendment or reports filed for the purpose of updating that description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items) after the date of this prospectus supplement and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You can obtain a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents, from the SEC or its website at www.sec.gov. We will also promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations Department

201 W. North River Drive, Suite 100

Spokane, Washington 99201-2293

Telephone (509) 777-6393

You can also find these filings on our website at http://www.redlion.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer up to $100,000,000 of our common stock; preferred stock; debt securities; warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities; and units consisting of common stock, preferred stock, debt securities, warrants or rights or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities, and common stock upon conversion of preferred stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock trades on the New York Stock Exchange under the symbol “RLH.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. As of July 29, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $110,733,517 based on 20,229,014 shares of outstanding common stock, of which 6,708,438 shares were held by affiliates, and a price of $8.19 per share, which was the last reported sale price of our common stock as reported on the New York Stock Exchange on July 28, 2016.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED HEREIN UNDER THE HEADING “RISK FACTORS” AND UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 21, 2016.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants, or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” and “RLHC” refer to Red Lion Hotels Corporation and, as the context requires, all of its subsidiaries, including Red Lion Hotels Holdings, Inc., Red Lion Hotels Franchising, Inc., Red Lion Hotels Management, Inc. and Red Lion Hotels Limited Partnership, all of which are wholly owned, and RL Venture LLC, in which we currently hold a 55% member interest, RLS Balt Venture LLC, in which we currently hold a 73% member interest, RLS Atla Venture LLC, in which we currently hold a 55% member interest, and RLS DC Venture LLC, in which we currently hold a 55% member interest.

ABOUT RED LION HOTELS CORPORATION

We are a hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotel, Red Lion Inn & Suites, GuestHouse International and Settle Inn brands. Established in 1959, our company has more than 110 hotels system wide and also owns and operates an entertainment and event ticket distribution business.

Our company was incorporated in the state of Washington on April 25, 1978. Our principal executive offices are located at 201 W. North River Drive, Suite 100, Spokane, Washington 99201. Our telephone number is (509) 459-6100. Our website is located at www.redlion.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements may include statements about:

•	economic cycles;

•	changes in future demand and supply for hotel rooms;

•	competitive conditions in the lodging industry;

•	relationships with franchisees and property owners;

•	relationships with joint venture partners;

•	impact of government regulations;

•	ability to obtain financing;

•	changes in energy, healthcare, insurance and other operating expenses;

•	ability to locate lessees for rental property;

•	dependency upon the ability and experience of our executive officers and our ability to retain or replace them;

•	our cash needs; and

•	our financial performance.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the documents identified in “Risk Factors” below, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider any specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk Factors” under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus, before making an investment decision. For more information, see “Incorporation of Information by Reference.” Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer from time to time under this prospectus, in amounts we will determine from time to time and at prices and on terms to be determined by market conditions at the time of offering, shares of our common stock or preferred stock, various series of debt securities or warrants, or rights to purchase any of such securities, either individually or in units. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Debt Securities,” Description of Warrants,” “Description of Rights,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

Description of Capital Stock

The description below of our capital stock and provisions of our amended and restated articles of incorporation, or articles of incorporation, and our amended and restated bylaws, or bylaws, are summaries and are qualified by reference to the articles of incorporation and bylaws. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Our articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The rights, preferences, privileges and restrictions of the preferred stock may be established from time to time by our board of directors. As of the close of business on July 29, 2016, there were 20,229,014 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders and there are no cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Holders of common stock have no preemptive or subscription rights to subscribe for additional shares of our capital stock.

Holders of common stock are entitled to receive ratably the dividends, if any, that are declared from time to time by the board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

All outstanding shares of common stock are, and the shares of common stock offered by us in this offering, when issued and paid for, will be fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without shareholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of our company. No shares of preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Warrants

As of July 29, 2016, we had outstanding warrants to purchase an aggregate of 442,533 shares of our common stock with an exercise price of $6.78 per share. The exercise price and/or the number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers and sales of assets.

Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws and the Washington Anti-Takeover Statute

Provisions of our articles of incorporation and bylaws may have the effect of deterring or delaying attempts by our shareholders to remove or replace management, to commence proxy contests, or to effect changes in control. These provisions include:

•	absence of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our board of directors to amend our bylaws without shareholder approval; and

•	the ability of our board of directors to issue up to 5,000,000 shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, preferences, privileges and restrictions that the board of directors may determine.

In addition, as a Washington corporation, we are subject to Washington law, which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in our incumbent management, proxy contests or changes in control.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “RLH”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Description of Debt Securities

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of this prospectus, the term “our company” refers only to Red Lion Hotels Corporation and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of our company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will either be senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of such series;

•	whether the debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on the debt securities are payable;

•	the interest rate or rates (or method by which such rate or rates will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to the debt securities;

•	the notice, if any, to holders of the debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on the debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on the debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of the debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of the debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on the debt securities will be payable in a currency other than U.S. dollars;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on the debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount hereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether the debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which the debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	the terms, if any, on which the debt securities will be subordinate to other debt of our company;

•	whether the debt securities will be guaranteed and the terms thereof;

•	whether the debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of the debt securities and any other deletions from or additions to or modifications of the indenture with respect to the debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of our company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by our company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for any series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, the debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that our company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to our company and the assumption by any such successor of the covenants of our company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of our company or to surrender any right or power conferred on our company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our company’s offering memorandum or prospectus relating to the initial offering of the debt securities, to the extent that such provision, in the good faith judgment of our company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by our company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as: (i) such failure is subject to cure; and (ii) our company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of our company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. In case an event of default specified in clause (c), (d) (other than as it relates to an event of default with respect to our company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below)) or (f) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (d) above shall occur with respect to our company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below), then the sole remedy of holders in such case shall be to receive additional interest, if and to the extent required, by the terms of the particular series of debt securities. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to any series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default: (i) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series; or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that our company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes our company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts. We will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports. So long as any debt securities of a particular series are outstanding under the indenture, our company will file with the trustee, within 30 days after our company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), which our company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if our company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants. Any additional covenants of our company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of the debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which: (i) the debt securities are redeemable at the option of our company; (ii) the holder of debt securities may cause our company to repurchase the debt securities; or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

Our company or any affiliate of our company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of our company or the relevant affiliate of our company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that our company may satisfy and discharge its obligations under the debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and our company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of the debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) our company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of our company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of our company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that: (i) our company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”); and (ii) (1) our company may omit to comply with the covenant described above under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” above and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” above shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) our company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which our company is a party or by which it is bound;

(c) no event of default or event that with notice or lapse of time would become an event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) our company shall have delivered to the trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of our company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) our company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of the debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, our company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, the debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and our company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Description of Warrants

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Description of Rights

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	In the case of a distribution of rights to our shareholders, the date of determining the shareholders entitled to the rights distribution;

•	In the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

Description of Units

We may issue units composed of any combination of our debt securities, common stock, preferred stock, warrants and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Information by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described above under “— Description of Debt Securities”, “— Description of Capital Stock”, “— Description of Warrants” and “— Description of Rights”, will apply to each unit and to each security included in each unit, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities under this prospectus to fund working capital and general corporate purposes, including the execution of our long term growth strategy. We will set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus our intended use for the net proceeds we receive from the sale of our securities thereunder. Pending the uses described above, we plan to invest the net proceeds of this offering in short- and medium-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. Our ratio of earnings to fixed charges for each of the years ended December 31, 2011 to 2015 and for the three months ended March 31, 2016:

	Year Ended December 31,				Three Months Ended March 31,
	2011	2012	2013	2014	2015	2016
	(dollars in thousands)
Ratio of earnings to fixed charges(1)(2)	—	—	—	1.39	1.41	—
Deficit of earnings to fixed charges(2)	$61	$17,692	$15,834	N/A	N/A	$6,018

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus equity in investments and less net income attributable to non-controlling interests. Fixed charges consist of interest, amortization of debt fees and that portion of rent deemed representative of interest. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.
(2)	In 2011, 2012 and 2013 and the three months ended March 31, 2016, we incurred losses from operations or our earnings were insufficient to cover our fixed charges. As a result, the ratio of earnings to fixed charges is not calculated for these periods as the ratio would be less than 1:1.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Our counsel, Riddell Williams P.S., Seattle, Washington, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 incorporated by reference into this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LIMITATION ON LIABILITY AND DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Washington Business Corporation Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.redlion.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 1, 2016;

•	The portions of our definitive proxy statement on Schedule 14A for our 2016 Annual Meeting of Shareholders, filed with the SEC on April 20, 2016, that are incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2015;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

•	Our current reports on Form 8-K filed with the SEC on February 25, 2016, April 1, 2016, April 12, 2016, May 10, 2016, May 27, 2016 and July 28, 2016 (excluding any reports or portions thereof that were furnished under Item 2.02 or Item 7.01 and any exhibits included with such items); and

•	The description of our capital stock contained in the registration statement on Form S-1/A filed with the SEC on March 10, 1998 (File No. 001-13957), including any amendment or reports filed for the purpose of updating that description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such Items) after (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Investor Relations Department at 201 W. North River Drive, Suite 100, Spokane, Washington 99201-2293; Telephone (509) 777-6393.

2,250,000 Shares of Common Stock

Red Lion Hotels Corporation

PROSPECTUS SUPPLEMENT

Craig-Hallum Capital Group	B. Riley & Co.

The date of this prospectus supplement is December 15, 2016